As filed with the Securities and Exchange Commission on January 14, 2009.

Registration No. 333-73594

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

BERMUDA	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House

Church Street

Hamilton, Bermuda

(Address, including Zip Code, of Principal Executive Offices)

Helen of Troy Limited

1994 Stock Option and Restricted Stock Plan

(Full title of the plan)

Vincent D. Carson

C/O Helen of Troy L.P.

One Helen of Troy Plaza

El Paso, Texas 79912

(Name and address of agent for service)

(915) 225-8000

(Telephone number, including area code, of agent for service)

with a copy to:

W. Crews Lott

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

DEREGISTRATION OF SHARES

Helen of Troy Limited (the “Company”) is filing this Post-Effective Amendment (the “Post-Effective Amendment”) in order to withdraw and remove from registration the unissued and unsold common shares of the Company previously registered by the Company pursuant to its Registration Statement on Form S-8 (File No. 33-73594) (the “Registration Statement”), which relates to the Company’s 1994 Stock Option and Restricted Stock Plan, which has expired.

This Post-Effective Amendment hereby amends the Registration Statement to deregister all of the unissued and unsold common shares of the Company registered under the Registration Statement.  As a result of this deregistration, no common shares of the Company remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on this 13th day of January, 2009.

HELEN OF TROY LIMITED

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman of the Board, Chief Executive Officer
and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Gerald J. Rubin	Chairman of the Board, Chief	January 13, 2009
Gerald J. Rubin	Executive Officer, President and
Director (Principal Executive
Officer)

/s/ Thomas J. Benson	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 13, 2009
Thomas J. Benson

/s/ Richard J. Oppenheim	Financial Controller (Principal Accounting Officer)	January 13, 2009
Richard J. Oppenheim

/s/ Gary B. Abromovitz	Director	January 13, 2009
Gary B. Abromovitz

/s/ John B. Butterworth	Director	January 13, 2009
John B. Butterworth

/s/ Timothy F. Meeker	Director	January 13, 2009
Timothy F. Meeker

/s/ Byron H. Rubin	Director	January 13, 2009
Byron H. Rubin

/s/ Stanlee N. Rubin	Director	January 13, 2009
Stanlee N. Rubin

/s/ Adolpho R. Telles	Director	January 13, 2009
Adolpho R. Telles

/s/ Darren G. Woody	Director	January 13, 2009
Darren G. Woody